Exhibit 99.1

Stryve Foods, Inc. Announces Strategic Partnership with Dot Foods and Secures Nationwide Distribution with Major Retailer

FRISCO, Texas, October 28, 2024 — Stryve Foods, Inc. (“Stryve” or “the Company”) (NASDAQ: SNAX), a pioneer in creating healthy and convenient protein snacks, is pleased to announce a strategic partnership with Dot Foods, North America’s largest food industry redistributor (“Dot”), as well as to announce the recently received award of new distribution, chainwide, with a leading retailer which is expected to drive meaningful volume for the Company and increase the presence of its products nationwide.

Dot Foods Partnership

The new partnership, set to begin in November 2024, is expected to help streamline Stryve’s operations, allowing for improved service levels, enhanced operational efficiencies, and optimized customer lead times. Additionally, this partnership with Dot Foods is anticipated to strengthen Stryve’s ability to continue to expand its distribution footprint, positioning the Company for accelerated growth.

Dot Foods, with its expansive logistics network and comprehensive support model, will enable Stryve to better meet growing consumer demand across its brands, including Stryve, Vacadillos, and Kalahari. Through Dot’s extensive network and industry-leading supply chain solutions, Stryve will be better equipped to reach retailers more efficiently and improve in-store availability for its brands.

Chris Boever, Chief Executive Officer of Stryve Foods, commented, “We are thrilled to partner with Dot Foods, an established leader in distribution and logistics for the food industry. This partnership will help to enhance service to our retail partners, drive efficiencies, and create the foundation for further distribution gains. We look forward to leveraging Dot’s expertise and scale to maximize the reach of our brands and bring our better-for-you snacks to more consumers.”

Major Distribution Award with Leading National Retailer

Stryve Foods is pleased to announce that it has secured major new retail distribution gains that will further expand its brands to consumers across the country. This increased distribution is with a leading retailer with a nationwide footprint and is set to place the Company’s products in thousands of new locations across the United States in the first quarter of 2025.

“The meat snack category continues to grow and consumer demand for great tasting, high protein, low-to-no sugar, zero preservatives, in convenient ready to eat protein snacks is on the rise. Retailers are continuously optimizing their assortment and our air-dried meat snack brands deliver on these growing consumer behaviors,” Boever remarked.

“We are thrilled with this distribution win and are confident that our highly differentiated brands will continue to deliver acceleration for the category. We have made great progress on our transformation, and we are positioned and prepared to deliver for our retail partners to best serve their shopper’s needs and desires. The combination of our Dot Foods partnership and this new increased retail distribution represents another milestone for Stryve as we continue to increase the availability of our brands across the country,” Boever concluded.

The Company plans to announce more specific details about the retailer and where consumers can purchase its products as soon as they are available in-store in early 2025.

The addition of Dot Foods to Stryve’s distribution network, along with securing this significant new distribution win, underscores the Company’s commitment to providing high-quality, on-trend snacks to health-conscious consumers across the country. Stryve remains focused on expanding its retail presence, strengthening operational efficiencies, and delivering value to its customers and shareholders alike.

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About Dot Foods, Inc.

Dot Foods, Inc. is North America’s largest food industry redistributor, serving manufacturers and distributors in the foodservice, retail, and convenience channels. Founded in 1960, Dot Foods specializes in helping food manufacturers expand their reach by warehousing, consolidating, and redistributing their products across the United States and Canada. With a comprehensive logistics network and a dedication to efficient, reliable service, Dot Foods provides flexible delivery solutions, reducing lead times and improving supply chain efficiency for its partners. Headquartered in Mt. Sterling, Illinois, Dot Foods remains a family-owned and operated company, committed to innovation, customer satisfaction, and sustainable practices in the food distribution industry. For more information, visit www.dotfoods.com.

About Stryve Foods, Inc.

Stryve is a premium air-dried meat snack company that is conquering the intersection of high protein, great taste, and health under the brands of Braaitime, Kalahari, Stryve, and Vacadillos. Stryve sells highly differentiated healthy snacking and food products in order to disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods. Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar*, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today. Stryve also markets and sells human-grade pet treats under the brands Two Tails and High Steaks, made with simple, all-natural ingredients and 100% real beef with no fillers, preservatives, or by-products.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, convenience store, mass merchants, and other retail outlets, as well as directly to consumers through its ecommerce websites and through the Amazon and Walmart platforms. For more information about Stryve Foods, Inc., visit www.ir.stryve.com.

* All Stryve Biltong and Vacadillos products contain zero grams of added sugar, with the exception of the Chipotle Honey flavor of Vacadillos, which contains one gram of sugar per ounce.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs and/or labor shortages; (ii) the ability to meet financial and strategic goals, which may be affected by, among other things, competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook; (vii) risks around the Company’s ability to continue as a going concern and (viii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Investor Relations Contact:

Investor Relations

ir@stryve.com

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